SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EMPIRE STATE REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	37-1645259
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Grand Central Place 60 East 42nd Street New York, NY	10165
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-179485 and 333-179486

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, $0.01 par value per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Incorporated by reference herein is the section entitled “Description of Securities” contained in the Registrant’s registration statement on Form S-11 originally filed with the Securities and Exchange Commission on February 13, 2012 (Registration No. 333-179485), as amended (“Registration Statement”), including any form of prospectus contained therein filed by the Registrant pursuant to Rule 424 under the Securities Act of 1933, as amended. In addition, incorporated by reference herein is information relating to the Registrant’s common stock, par value $0.01 per share, under the caption “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.

ITEM 2	EXHIBITS.

Not applicable.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EMPIRE STATE REALTY TRUST, INC.

Date: September 30, 2013	By:	/s/ David A. Karp
David A. Karp
Executive Vice President, Chief Financial Officer and Treasurer